                                                                   Exhibit 11(a)
                                 Mizar,  Inc.

                        Computation of Per Share Income
                   (in thousands, except per share amounts)

                                                                                                       Three Months Ended
                                                                                                          December 31,
                                                                                                    1996               1995
                                                                                                 ----------         ----------
Primary Income Per Share:
     Net income                                                                                  $      344         $    1,529
                                                                                                 ==========         ==========
     Weighted average shares outstanding                                                              4,966              4,925

     Effect of common stock equivalents:
               Options outstanding                                                                      793                876
               Weighted average exercised options outstanding for portion of period,
                     net of equivalent shares purchased at average fair market value                      -                  8
               Effect of using option proceeds to repurchase common stock at
                     average fair market value                                                         (171)               (86)
                                                                                                  ---------         ----------
                                                                                                        622                798
                                                                                                  ---------         ----------
                                 Total common stock equivalents                                       5,588              5,723
                                                                                                  ---------         ----------


Primary income per share                                                                          $    0.06         $     0.27
                                                                                                  =========         ==========

Fully Diluted Income Per Share:
     Total weighted average shares from above                                                         5,588              5,723

     Effect of using ending vs. average market price for stock option calculations                        1                  -
                                                                                                  ---------         ----------
                                 Total common stock equivalents                                       5,589              5,723
                                                                                                  ---------         ----------
Net income                                                                                              344              1,529

Fully diluted income per share                                                                    $    0.06         $     0.27
                                                                                                  =========         ==========

                                                                   Exhibit 11(b)
                                            Mizar,  Inc.

                                  Computation of Per Share Income
                              (in thousands, except per share amounts)



                                                                                                   Six Months Ended
                                                                                                      December 31,
                                                                                                  1996            1995
                                                                                               ----------       ---------
Primary Income Per Share:
     Net income                                                                                $      783       $   2,662
                                                                                               ----------       ---------
     Weighted average shares outstanding                                                            4,966           4,143

     Effect of common stock equivalents:
               Options outstanding                                                                    783             892
               Weighted average exercised options outstanding for portion of period,
                     net of equivalent shares purchased at average fair market value                    -             111
               Effect of using option proceeds to repurchase common stock at
                     average fair market value                                                       (174)            (86)
                                                                                               ----------       ---------
                                                                                                      609             917
                                                                                               ----------       ---------
                                 Total common stock equivalents                                     5,575           5,060
                                                                                               ----------       ---------

Primary income per share                                                                       $     0.14       $    0.53
                                                                                               ==========       =========

Fully Diluted Income Per Share:
     Total weighted average shares from above                                                       5,575           5,060

     Effect of using ending vs. average market price for stock option calculations                      4               -
     Effect of conversion of subordinated debentures                                                    -             431
                                                                                               ----------       ---------

                                 Total common stock equivalents                                     5,579           5,491
                                                                                               ----------       ---------
Net income                                                                                            783           2,662

Adjustment to net income for interest on subordinated debentures                                        -              46
                                                                                               ----------       ---------
Net income, as adjusted                                                                        $      783       $   2,708
                                                                                               ----------       ---------
Fully diluted income per share                                                                 $     0.14       $    0.49
                                                                                               ==========       =========